EXHIBIT 4.1

       RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                               of
                    THE TRIANGLE CORPORATION


          The Triangle Corporation (the "Corporation"), a corpo-ration organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   (a)  The present name of the Corporation is The
Triangle Corporation.

               (b) The name under which the Corporation was originally incorporated was The Triangle Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 21, 1967.

          2. The certificate of incorporation of the Corpora-tion is hereby amended by striking out Articles 1, 3, 4, 5 and 9 thereof and by substituting in lieu thereof new Articles 1, 3, 4, 5 and 9 which are set forth in the Restated and Amended Cer-tificate of Incorporation hereinafter provided for.

          3. The provisions of the certificate of incorpora-tion of the Corporation as heretofore amended, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated and Amended Certificate of Incorporation of Audits & Surveys Worldwide, Inc., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and the provisions of the said single instru-ment hereinafter set forth.

          4. The amendments and the restatement of the restatement of the restated certificate of incorporation have been duly authorized and adopted by the Board of Directors of the Corporation and duly approved and adopted by the stockhold-ers of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The text of the Corporation's certificate of incorporation, as heretofore amended, is hereby restated and amended to read as set forth in full as follows:






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       RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                               of
                AUDITS & SURVEYS WORLDWIDE, INC.


          FIRST. The name of the corporation is Audits & Sur-veys Worldwide, Inc.

          SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act of activity for which corporations may be organized under the General Corpo-ration Law of Delaware presently in effect or as it may here-after be amended.

          FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 31,000,000 of which (i) 1,000,000 shall be Preferred Stock, par value $1 per share; and (ii) 30,000,000 shall be Common Stock, par value $.01 per share.

          A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, pref-erences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the board of directors to fix by resolu-tion or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

          1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and rel-ative, participating, optional or other special rights, and qualifications, limitations or restric-tions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the board of directors being hereby expressly vested with authority to adopt any such resolution or resolutions.
     The authority of the board of directors with respect



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     to each such series shall include, but not be limited
     to, the determination or fixing of the following:

              (i)   The distinctive designation and number
          of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

             (ii)   The dividend rate of such series, the
          conditions and times upon which such dividends shall be payable, the relation which such divi-dends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, whether the corporation shall be required to pay such dividends on specified dates, if funds are legally available for the payment thereof, or, whether the payment of such dividends shall be entirely at the discretion of the board of direc-tors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred
          Stock of the corporation, and whether dividends shall be cumulative or non-cumulative;

            (iii)   Whether or not the shares of such
          series shall be subject to redemption by the cor-poration and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

             (iv)   Whether or not the shares of the series
          shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

              (v)   Whether or not the shares of the series
          shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conver-sion or exchange, the times, prices, rates,



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          adjustments and other terms and conditions of
          such conversion or exchange;

             (vi)   Whether or not the shares of the series
          have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

            (vii)   The rights of the shares of the series
          in the event of voluntary or involuntary liquida-tion, dissolution, or upon the distribution of assets of the corporation; and

           (viii)   Any other powers, preferences and rela-
          tive, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advis-able and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

          2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, in accordance with the provisions of the resolution of the board of directors creating each series, out of funds legally available for the payment thereof, at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common
     Stock with respect to the same dividend period.

          3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then out-standing Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock.

          4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of



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     the corporation to such preferences as provided in the
     resolution or resolutions creating such series of Pre-ferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of Common Stock. Whenever the hold-ers of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the corpo-ration remaining unless otherwise provided in the res-olution or resolutions creating such series of Pre-ferred Stock.

          5. At all meetings of the stockholders of the corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common
     Stock held by them. Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock or by the Gen-eral Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall,in no event, be entitled to more than one vote for each share of Preferred
     Stock held by them unless otherwise required by law.

          6. The Preferred Stock purchased, redeemed or converted pursuant to any of the provisions of the resolution of the board of directors creating each series, shall, at the discretion of the board of directors, be held in the treasury of the corporation subject to reissuance, or shall, from time to time, in the discretion of the board of directors, upon the filing and recording of such certificate as may be in accordance with the laws of the State of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in con-nection with the original issuance thereof.

          7. No holder of the Common Stock or the Pre-ferred Stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, or pur-chase any part of, any new or additional issue of stock of the corporation of any class or of any issue



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     of securities convertible into stock, or of any war-
     rants or rights to purchase stock, whether now or hereafter authorized and whether issued for money or for a consideration other than money.

          Subject to the provisions of this Article FOURTH, upon such terms, in such manner and under such condi-tions, in conformity with law, as may be fixed by the board of directors, the board of directors shall have the power to issue bonds, debentures, or other obliga-tions, either convertible or non-convertible, into the corporation's stock, and warrants and rights to pur-chase the corporation's stock.

          FIFTH. 1. The business and affairs of the corpora-tion shall be managed by, or under the direction of, a board of directors consisting of not less than five (5) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution of a majority of the whole board of directors. All directors of the corporation shall hold office until their respective successors shall be elected and qualified or until their earlier resignation or removal. The directors shall have the power, from time to time, to increase or decrease their own number, within the minimum and maximum limitations specified herein, by resolution of the board of directors as hereinabove provided.

          2. Directors may be removed from office with or without cause by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors.

          3. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly autho-rized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the cor-poration available for dividends a reserve or reserves




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     for any proper purpose and to abolish any such reserve
     in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the commit-tee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not dis-qualified from voting, whether or not he or they con-stitute a quorum, may unanimously appoint another mem-ber of the board of directors to act at the meeting in the place of any such absent or disqualified member.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and out-standing having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corpora-tion.

          SIXTH. Whenever a compromise or arrangement is pro-posed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or



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on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in disso-lution or of any receiver or receivers appointed for this corpo-ration under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of cred-itors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number rep-resenting three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compro-mise or arrangement and the said reorganization shall, if sanc-tioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corpora-tion, as the case may be, and also on this corporation.

          SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provi-sion contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          EIGHTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certifi-cate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          NINTH. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the fore-going shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the corpo-ration or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Del-aware Code, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with



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this Article Ninth, shall eliminate or reduce the effect of this
Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          TENTH. The affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock of the Corpo-ration shall be required for the approval or authorization of any (i) plan of merger or consolidation of the Corporation with or into any other corporation; (ii) any sale, lease, exchange or disposition of all or substantially all of the property and assets of the Corporation to or with any other person, corpora-tion or entity not made in the ordinary course of business; or
(iii) involuntary dissolution of the Corporation or revocation of voluntary dissolution proceedings; provided, however, if the Board of Directors shall have approved any transaction described in clauses (i), (ii) or (iii) above by a resolution adopted by three-fifths of the Board of Directors then in office and enti-tled to vote thereon, such 66 2/3% stockholder voting require-ment shall not be applicable.

          ELEVENTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Except as other-wise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursu-ant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Corporation's By-laws.

          TWELFTH. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Corporation's By-laws (and notwithstanding the fact that some lesser percent-age may be specified by law, this Restated Certificate of Incor-poration or the Corporation's By-laws), the Corporation's By-laws, as they relate to Articles Tenth, Eleventh or Twelfth hereof, may be amended, altered or repealed, and new By-laws inconsistent with Articles Tenth, Eleventh or Twelfth hereof may be enacted only by the affirmative vote of not less than 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders duly called for such purpose, or by a vote of not less than three-fifths of the entire Board of Directors then in office.




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STATE OF CONNECTICUT          )
                         :  ss.:
COUNTY OF FAIRFIELD      )



          BE IT REMEMBERED that on this ____ day of ___________, 1995, personally came before me, a Notary Public for the State of Connecticut, H. Arthur Bellows, Jr., Chairman of the Board of The Triangle Corporation, a Delaware corporation, and he duly executed the foregoing Restated and Amended Certificate of Incorporation before me and acknowledged the said Certificate to be his act and deed and the act and deed of The Triangle Corpo-ration and that the facts stated therein are true.

          GIVEN under my hand the day and year aforesaid.




                                   _____________________________
                                        Notary Public




























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